POWER OF ATTORNEY

I, M. Shawn Bort, hereby authorize and designate:
--Monica M. Gaudiosi, Vice President and General Counsel, Secretary --Jessica A. Milner, Vice President-Law, UGI International, LLC
--Pamela A. Meredith, Counsel
--Joshua Samples, Associate Counsel
--Jean M. Jones, Senior Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position as a Director with UGI Corporation and its affiliates. The duration of this authorization shall be coextensive with my reporting obligations as a present or former Director of UGI Corporation and its affiliates under Section 16 of the Act.


Date: July 24, 2018		/s/ M. Shawn Bort
				Name:  M. Shawn Bort


COMMONWEALTH OF PENNSYLVANIA

COUNTY OF MONTGOMERY


On this 24 day of July, 2018, M. Shawn Bort personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Antonia J. Foster
Notary Public
My Commission Expires:  May 24, 2021